Calculation of Filing Fee Tables
S-8
RenovoRx, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	1,830,696	$ 1.115	$ 2,041,226.04	0.0001381	$ 281.89
Total Offering Amounts:						$ 2,041,226.04		$ 281.89
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 281.89
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2021 Omnibus Equity Incentive Plan (as amended, the "2021 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. (2) Includes 1,830,696 additional shares of Common Stock, available for issuance under the 2021 Plan, pursuant to the evergreen provisions of the 2021 Plan providing for an annual increase in the number of shares reserved for issuance under the 2021 Plan, which is equal to the lesser of (i) five percent (5%) of the number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such lesser number of shares of Common Stock as determined by the Registrant's Board of Directors. (3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.115 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on March 27, 2026. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources